Intermountain Community Bancorp of Sandpoint, ID,
Announces Successful Completion of Rights Offering

SANDPOINT, ID (BUSINESS WIRE) – May 31, 2012 – Intermountain Community Bancorp (OTCBB: IMCB.OB) (the “Company”), the bank holding company of Panhandle State Bank (the “Bank”) today announced the successful completion of an $8.7 million Common Stock rights offering, including the purchase of unsubscribed shares by our new investors, which expired on May 21, 2012.

Combined with the Company’s recent successful private placement of Common Stock in January 2012, $56 million of new capital has been infused into the Company through the sale of 56,000,000 shares of Common Stock at $1.00 per share. “We are so pleased at the support of our new investors and our legacy shareholders. Our goal now is to put this capital to work for the benefit of the communities we serve and our loyal shareholders,” said Curt Hecker, Chief Executive Officer. “We appreciate the continued trust and support for our Board, management and employee team.”

The Company expects to use the net proceeds to reinvest in its communities and for other general corporate purposes.

About Intermountain Community Bancorp
Intermountain is headquartered in Sandpoint, Idaho, and operates as four separate divisions with nineteen banking locations in three states. Its banking subsidiary, Panhandle State Bank, offers financial services through northern Idaho offices in Sandpoint, Ponderay, Bonners Ferry, Priest River, Coeur d’Alene, Post Falls, Rathdrum and Kellogg. Intermountain Community Bank, a division of Panhandle State Bank, operates branches in southwest Idaho in Weiser, Payette, Nampa, Caldwell and Fruitland, as well as in Ontario, Oregon. Intermountain Community Bank Washington, a division of Panhandle State Bank, operates branches in downtown Spokane and Spokane Valley, Washington. Magic Valley Bank, a division of Panhandle State Bank, operates branches in Twin Falls and Gooding, Idaho.

Additional Information
This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include but are not limited to statements about the Company’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties. These include but are not limited to any resulting inability to complete the issuance and sale of the securities in the manner intended pursuant to the rights offering or the subsequent private placement to the Backstop Investors, and the other risks described in the “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, as applicable, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. Readers are cautioned that forward-looking statements in this release speak only as of the date of this release. The Company does not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT:
         Curt Hecker, CEO
         Intermountain Community Bancorp
         (208) 263-0505
         curt.hecker@panhandlebank.com

         Doug Wright, Executive Vice President & CFO
         Intermountain Community Bancorp
         (509) 363-2635
         doug.wright@intermountainbank.com